Exhibit 99.1

FOR IMMEDIATE RELEASE

Lam Research Corporation Contact:

Shanye Hudson, Investor Relations, phone: 510-572-4589, e-mail: shanye.hudson@lamresearch.com

Ed Rebello, Corporate Communications, phone: 510-572-6603, e-mail: edward.rebello@lamresearch.com

Lam Research Corporation Reports Financial Results for the Quarter Ended December 23, 2012

•	Reported revenue of $860.9 million for the December 2012 quarter, down 5% from the prior quarter

•	Reported GAAP gross margin of 36.6%, GAAP operating margin of 0.5% and GAAP EPS of $0.04

•	Delivered non-GAAP gross margin of 44.2%, operating margin of 11.5%, and EPS of $0.45

•	Repurchased 10 million shares of common stock, completing approximately $1.4 billion of $1.6 billion in announced buybacks

FREMONT, Calif., January 23, 2013—Lam Research Corp. (NASDAQ: LRCX) today announced financial results for the quarter ended December 23, 2012. Highlights for the quarter were as follows:

Lam Research Corporation

Financial Highlights for the Quarter Ended December 23, 2012

(in thousands, except per share data and percentages)

	U.S. GAAP	Non-GAAP
Revenue:	$860,886	$860,886
Operating Margin:	0.5%	11.5%
Net Income:	$6,408	$77,278
Diluted EPS:	$0.04	$0.45

Revenue for the period was $860.9 million, gross margin was $315.4 million, or 36.6% of revenue, operating expenses were $311.4 million, and net income was $6.4 million, or $0.04 per diluted share on a GAAP basis. This compares to revenue of $906.9 million, gross margin of $333.9 million, or 36.8%, operating expenses of $317.2 million, and net income of $2.8 million, or $0.02 per diluted share, for the September 2012 quarter. Shipments for the December 2012 quarter were $803 million, compared to $935 million during the September 2012 quarter.

In addition to U.S. Generally Accepted Accounting Principles (GAAP) results, this commentary contains non-GAAP financial measures. The Company’s non-GAAP results for both the December 2012 and September 2012 quarters exclude costs associated with the fair value impact of acquisition-related inventory, amortization related to intangible assets acquired in the Novellus transaction, certain acquisition and integration-related costs, the amortization of convertible note discounts, and rationalization of certain product configurations. Additionally, the December 2012 quarter non-GAAP results exclude restructuring charges and tax benefits on successful resolution of certain tax matters. See “Use of Non-GAAP Financial Measures” below for additional information.

Non-GAAP Financial Measures

On a non-GAAP basis, net income was $77.3 million, or $0.45 per diluted share, in the December 2012 quarter compared to $97.0 million, or $0.53 per diluted share, for the September 2012 quarter. Gross margin for the December 2012 quarter was $380.5 million, or 44.2%, compared to $402.3 million, or 44.4%, for the September 2012 quarter. Gross margin performance reflected unfavorable factory utilization as well as product and customer-mix changes. Non-GAAP operating expenses for the December 2012 quarter decreased to $281.5 million compared with the September quarter of $284.3 million. This was primarily due to lower incentive compensation stemming from decreased business volumes and reductions in field and support-group spending.

“Lam closed calendar year 2012 by delivering solid financial performance for the December quarter and strong execution against our integration plans,” stated Martin Anstice, Lam’s president and chief executive officer. “In the latter part of 2012, demand for semiconductor equipment declined, particularly in the NAND memory segment. Although we expect these conditions will continue in the near-term we remain optimistic in the long-term about the catalysts and inflections for growth. In this environment, we remain committed to funding new technology investments and positioning next-generation products with customers, and at the same time, retaining day-to-day discipline necessary to deliver predictable operating performance.”

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Cash and cash equivalents, short-term investments and restricted cash and investment balances decreased to $2.7 billion as planned at the end of the December 2012 quarter, compared to $2.9 billion at the end of the September 2012 quarter. This decrease was primarily the result of approximately $355 million of stock repurchases, offset by approximately $193 million in cash flow from operating activities during the December 2012 quarter. Deferred revenue and deferred profit balances at the end of the December 2012 quarter decreased to $282.0 million and $169.0 million, respectively, as compared to $363.5 million and $208.1 million, respectively, at the end of the September 2012 quarter. Lam’s deferred revenue balance does not include shipments to Japanese customers, to whom title does not transfer until customer acceptance. Shipments to Japanese customers are classified as inventory at cost until the time of acceptance. The anticipated future revenue from shipments to Japanese customers was approximately $45.7 million as of December 23, 2012.

The geographic distribution of shipments and revenue during the December 2012 quarter is shown in the following table:

Region	Shipments	Revenue
North America	29%	24%
Europe	9%	8%
Japan	14%	10%
Korea	12%	12%
Taiwan	22%	26%
Asia Pacific	14%	20%

Use of Non-GAAP Financial Measures

Management uses non-GAAP gross margin, operating income, operating expenses, operating margin, net income, and net income per diluted share to evaluate the Company’s operating and financial results. The Company believes the presentation of non-GAAP results is useful to investors for analyzing business trends and comparing performance to prior periods, along with enhancing the investors’ ability to view the Company’s results from management’s perspective. Tables presenting reconciliations of non-GAAP results to U.S. GAAP results are included at the end of this press release and on the Company’s web site at http://investor.lamresearch.com.

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Lam Announces Financial Results for the December 2012 Quarter

Caution Regarding Forward-Looking Statements

Statements made in this press release that are not of historical fact are forward-looking statements and are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to, but are not limited to, the anticipated revenue from shipments to Japanese customers, our expectations for growth and future demand for semiconductor equipment, and our plans pertaining to expense management, funding technology investments and positioning our products with customers as well as our ability to execute those plans. Some factors that may affect these forward-looking statements include: business conditions in the consumer electronics industry, the semiconductor industry and the overall economy; the strength of the financial performance of our existing and prospective customers; the introduction of new and innovative technologies; the occurrence and pace of technology transitions and conversions; the actions of our competitors, consumers, semiconductor companies and key suppliers and subcontractors; and the success of research and development and sales and marketing programs. These forward-looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed by us with the Securities and Exchange Commission, including specifically our report on Form 10-K for the year ended June 24, 2012 and Form 10-Q for the three months ended September 23, 2012. These uncertainties and changes could cause actual results to vary from expectations. The Company undertakes no obligation to update the information or statements made in this press release.

About Lam Research

Lam Research Corp. is a major supplier of innovative wafer fabrication equipment and services to the worldwide semiconductor industry. For more than 30 years, the Company has driven continuous improvements in chip performance, power consumption, and cost, contributing to the global proliferation of smartphones, computers, tablets, and other electronic products. Lam Research has been the leading supplier of high-throughput plasma etch equipment for more than a decade and expanded its product offerings in 2008 to include single-wafer clean systems. The Company added thin-film deposition and wafer surface preparation technologies to its product portfolio in 2012 with the acquisition of Novellus Systems, Inc. Headquartered in Fremont, Calif., Lam Research maintains a global network of service facilities throughout North America, Asia, and Europe to rapidly meet the needs of its global customer base. It is an S&P 500® company whose common stock trades on the NASDAQ Global Select MarketSM under the symbol LRCX. For more information, please visit http://www.lamresearch.com.

Consolidated Financial Tables Follow.

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Lam Announces Financial Results for the December 2012 Quarter

LAM RESEARCH CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data and percentages)

(unaudited)

	Three Months Ended			Six Months Ended
	December 23,	September 23,	December 25,	December 23,	December 25,
	2012	2012	2011	2012	2011
Revenue	$860,886	$906,888	$583,981	$1,767,774	$1,264,417
Cost of goods sold	545,472	573,002	350,014	1,118,474	746,567
Cost of goods sold - restructuring and impairments	—	—	(859)	—	(859)

Total cost of goods sold	545,472	573,002	349,155	1,118,474	745,708

Gross margin	315,414	333,886	234,826	649,300	518,709
Gross margin as a percent of revenue	36.6%	36.8%	40.2%	36.7%	41.0%
Research and development	165,951	163,311	104,024	329,262	206,583
Selling, general and administrative	144,400	153,863	83,256	298,263	163,456
Restructuring and impairments	1,021	—	—	1,021	1,725

Total operating expenses	311,372	317,174	187,280	628,546	371,764

Operating income	4,042	16,712	47,546	20,754	146,945
Operating margin as a percent of revenue	0.5%	1.8%	8.1%	1.2%	11.6%
Other income (expense), net	(13,390)	(9,938)	(7,785)	(23,328)	(19,858)

Income (loss) before income taxes	(9,348)	6,774	39,761	(2,574)	127,087
Income tax expense (benefit)	(15,756)	4,006	6,549	(11,750)	22,037

Net income	$6,408	$2,768	$33,212	$9,176	$105,050

Net income per share:
Basic net income per share	$0.04	$0.02	$0.28	$0.05	$0.87

Diluted net income per share	$0.04	$0.02	$0.27	$0.05	$0.86

Number of shares used in per share calculations:
Basic	170,699	179,928	119,739	175,314	121,435

Diluted	173,027	181,926	120,873	177,490	122,382

Lam Announces Financial Results for the December 2012 Quarter

LAM RESEARCH CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 23,	September 23,	June 24,
	2012	2012	2012
	(unaudited)	(unaudited)	(1)
ASSETS
Cash and cash equivalents	$1,190,189	$1,411,466	$1,564,752
Short-term investments	1,330,498	1,312,767	1,297,931
Accounts receivable, net	590,925	640,217	765,818
Inventories	530,272	567,920	632,853
Deferred income taxes	139,300	136,556	47,782
Other current assets	65,224	100,490	105,973

Total current assets	3,846,408	4,169,416	4,415,109
Property and equipment, net	590,547	593,202	584,596
Restricted cash and investments	166,166	166,196	166,335
Deferred income taxes	344	—	—
Goodwill and intangible assets	2,608,221	2,642,770	2,686,730
Other assets	151,478	152,762	151,882

Total assets	$7,363,164	$7,724,346	$8,004,652

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$825,482	$854,257	$1,426,928

Long-term debt, convertible notes, and capital leases	$1,286,729	$1,278,792	$761,783
Income taxes payable	260,063	282,844	274,240
Other long-term liabilities	294,300	296,807	219,577

Total liabilities	2,666,574	2,712,700	2,682,528

Senior convertible notes	—	—	190,343
Stockholders’ equity	4,696,590	5,011,646	5,131,781

Total liabilities and stockholders’ equity	$7,363,164	$7,724,346	$8,004,652

(1)	Derived from audited financial statements

Lam Announces Financial Results for the December 2012 Quarter

LAM RESEARCH CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended			Six Months Ended
	December 23,	September 23,	December 25,	December 23,	December 25,
	2012	2012	2011	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$6,408	$2,768	$33,212	$9,176	$105,050
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	78,388	74,816	22,372	153,204	43,732
Deferred income taxes	(7,320)	(12,017)	(633)	(19,337)	(633)
Restructuring and impairment charges, net	1,021	—	(859)	1,021	866
Equity-based compensation expense	24,027	24,414	18,224	48,441	35,968
Income tax benefit on equity-based compensation plans	—	—	470	—	1,129
Excess tax benefit on equity-based compensation plans	—	—	(204)	—	(2,155)
Amortization of convertible note discount	7,843	7,752	6,671	15,595	13,264
Impairment of investment	—	—	—	—	1,724
Other, net	13,673	11,050	1,083	24,723	2,506
Changes in operating assets and liabilities:	69,186	140,479	88,680	209,665	54,465

Net cash provided by operating activities	193,226	249,262	169,016	442,488	255,916

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures and intangible assets	(38,924)	(43,965)	(26,682)	(82,889)	(42,414)
Cash acquired in (paid for) business acquisition	(8,716)	—	—	(8,716)	—
Net sales/maturities (purchases) of available-for-sale securities	(23,250)	(16,638)	(4,194)	(39,888)	(89,453)
Purchase of equity method investment	—	—	(10,740)	—	(10,740)
Receipt of loan payment	—	—	8,375	—	8,375
Proceeds from sale of assets	660	—	2,677	660	2,677
Transfer of restricted cash and investments	33	146	3	179	20

Net cash provided by (used for) investing activities	(70,197)	(60,457)	(30,561)	(130,654)	(131,535)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term debt and capital lease obligations	(115)	(665)	(1,576)	(780)	(3,140)
Excess tax benefit on equity-based compensation plans	—	—	204	—	2,155
Net cash received in settlement (paid in advance for) stock repurchase contracts	—	—	51,005	—	(23,995)
Treasury stock purchases	(355,010)	(355,079)	(20,642)	(710,089)	(92,695)
Reissuances of treasury stock related to employee stock purchase plan	—	9,925	—	9,925	8,858
Proceeds from issuance of common stock	6,583	951	1,311	7,534	1,475

Net cash used for financing activities	(348,542)	(344,868)	30,302	(693,410)	(107,342)

Effect of exchange rate changes on cash	4,236	2,777	(1,147)	7,013	(2,243)
Net increase (decrease) in cash and cash equivalents	(221,277)	(153,286)	167,610	(374,563)	14,796
Cash and cash equivalents at beginning of period	1,411,466	1,564,752	1,339,318	1,564,752	1,492,132

Cash and cash equivalents at end of period	$1,190,189	$1,411,466	$1,506,928	$1,190,189	$1,506,928

Lam Announces Financial Results for the December 2012 Quarter

Reconciliation of U.S. GAAP Net Income to Non-GAAP Net Income

(in thousands, except per share data)

(unaudited)

	Three Months Ended	Three Months Ended
	December 23,	September 23,
	2012	2012
U.S. GAAP net income	$6,408	$2,768
Pre-tax non-GAAP items:
Costs associated with rationalization of certain product configurations - cost of goods sold	17,434	3,210
Amortization related to intangible assets acquired in Novellus transaction - cost of goods sold	20,745	20,715
Acquisition-related inventory fair value impact - cost of goods sold	26,882	43,842
Integration costs - cost of goods sold	—	694
Integration costs - operating expenses	8,971	13,500
Amortization related to intangible assets acquired in Novellus transaction - operating expenses	19,438	19,418
Restructuring charges - operating expenses	1,021	—
Costs associated with rationalization of certain product configurations - operating expenses	443	—
Amortization of convertible note discount, Lam notes - other income (expense), net	6,992	6,910
Amortization of convertible note discount, Novellus assumed notes - other income (expense), net	821	842
Net tax benefit on non-GAAP items	(14,883)	(14,886)
Net tax benefit on successful resolution of certain tax matters	(16,994)	—

Non-GAAP net income	$77,278	$97,013

Non-GAAP net income per diluted share	$0.45	$0.53

Number of shares used for diluted per share calculation	173,027	181,926

Reconciliation of U.S. GAAP Gross Margin, Operating Expenses and Operating Income to Non-GAAP Gross Margin, Operating Expenses and Operating Income

(in thousands, except percentages)

(unaudited)

	Three Months Ended	Three Months Ended
	December 23,	September 23,
	2012	2012
U.S. GAAP gross margin	$315,414	$333,886
Pre-tax non-GAAP items:
Costs associated with rationalization of certain product configurations - cost of goods sold	17,434	3,210
Amortization related to intangible assets acquired in Novellus transaction - cost of goods sold	20,745	20,715
Acquisition-related inventory fair value impact - cost of goods sold	26,882	43,842
Integration costs - cost of goods sold	—	694

Non-GAAP gross margin	$380,475	$402,347

U.S. GAAP gross margin as a percentage of revenue	36.6%	36.8%
Non-GAAP gross margin as a percentage of revenue	44.2%	44.4%
U.S. GAAP operating expenses	$311,372	$317,174
Pre-tax non-GAAP items:
Integration costs - operating expenses	(8,971)	(13,500)
Amortization related to intangible assets acquired in Novellus transaction - operating expenses	(19,438)	(19,418)
Restructuring charges - operating expenses	(1,021)	—
Costs associated with rationalization of certain product configurations - operating expenses	(443)	—

Non-GAAP operating expenses	$281,499	$284,256

Non-GAAP operating income	$98,976	$118,091

Non-GAAP operating margin as a percent of revenue	11.5%	13.0%